EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Dynegy Stockholders Given Opportunity to Vote Until November 23, 2010
To Permit Stockholders to Consider Terms of Amended Blackstone Merger Agreement

HOUSTON, Nov 17, 2010 (BUSINESS WIRE) – Dynegy Inc. (NYSE: DYN) today announced that its special meeting of stockholders has been recessed until 3:30 p.m. central time on November 23, 2010 in order to provide stockholders the opportunity to fully consider the terms of the November 16, 2010 amendment to the previously announced merger agreement, dated as of August 13, 2010, providing for the acquisition of the company by Denali Parent Inc., an affiliate of The Blackstone Group (NYSE: BX).   Polls will remain open and votes will be accepted on the merger and adjournment proposals until 4:00 p.m. central time on Tuesday, November 23, 2010.

Dynegy’s Board of Directors believes that this 11% increase in the merger consideration, to $5.00 in cash per share, is a very important development  that Dynegy stockholders should have an opportunity to consider before there is a vote on both the merger proposal and, if necessary, the proposal to adjourn the special meeting to solicit additional votes for the merger proposal.

The Dynegy Board continues to recommend that all Dynegy stockholders approve the transaction with Blackstone, as amended, and receive this superior value.

Dynegy stockholders of record at the close of business on Friday, October 1, 2010, are entitled to vote at the special meeting of stockholders that has been called to consider the merger agreement. The special meeting will reconvene at 3:30 p.m. CT/4:30 p.m. ET on Tuesday, November 23, 2010, at the company's corporate headquarters, 1000 Louisiana St., Houston, Texas 77002.

The Dynegy Board of Directors believes the Blackstone transaction is in the best interest of all Dynegy stockholders because it provides immediate, certain and fair value to its stockholders while reducing the considerable downside risk facing Dynegy if the Blackstone transaction is not approved and completed. The Board recommends that stockholders vote FOR the Blackstone transaction by following the directions on the WHITE proxy card today.

If stockholders have already voted against the Blackstone transaction, they have every right and the ability to change their vote, in order to vote in favor of the Blackstone transaction.  Stockholders should call MacKenzie Partners, Inc. at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free), or Innisfree M&A Incorporated toll-free at (877) 750-9499 or banks and brokers may call collect at (212) 750-5833.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 12,200 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements". All statements included or incorporated by reference in this release, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate", "estimate", "project", "forecast", "plan", "may", "will", "should", "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following: (i) the timing and anticipated benefits to be achieved through our 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which we are, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which we transact, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy's stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding our revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the proposed merger of Dynegy and an affiliate of Blackstone (the "Merger"), including uncertainties relating to the anticipated timing of filings and approvals relating to the Merger and the sale by an affiliate of Blackstone of certain assets to NRG Energy, Inc. (the "NRG Sale"), the outcome of legal proceedings that have been or may be instituted against Dynegy and/or others relating to the Merger and/or the NRG Sale, the expected timing of completion of the Merger and the NRG Sale, the satisfaction of the conditions to the consummation of the Merger and the NRG Sale and the ability to complete the Merger and the NRG Sale.

Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, Dynegy filed a definitive proxy statement with the SEC on October 4, 2010, and commenced mailing the definitive proxy statement and form of proxy to the stockholders of Dynegy, and Dynegy will file additional soliciting materials with the SEC regarding the amendment to the merger agreement. BEFORE MAKING ANY VOTING DECISION, DYNEGY'S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ADDITIONAL SOLICITING MATERIAL THAT WILL BE FILED WITH THE SEC REGARDING THE MERGER CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dynegy's stockholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. Dynegy's stockholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy's website, http://www.dynegy.com.

PARTICIPANTS IN THE SOLICITATION

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy's stockholders with respect to the Merger. Information about Dynegy's directors and executive officers and their ownership of Dynegy's common stock is set forth in the proxy statement for Dynegy's 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy's stockholders generally, by reading the definitive proxy statement filed with the SEC on October 4, 2010 and other relevant documents regarding the Merger when filed with the SEC, including the additional soliciting materials that will be filed by Dynegy with the SEC regarding the amendment to the merger agreement.

CONTACT:

Media: David Byford, 713-767-5800 Judy Wilkinson / Matt Sherman Joele Frank, Wilkinson Brimmer Katcher 212-355-4449	Analysts: Laura Hrehor, 713-507-6466 Mark Harnett / Bob Marese MacKenzie Partners, Inc. 212-929-5500